UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        DECEMBER 19, 2005
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                           DARLING INTERNATIONAL INC.
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                   (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  000-24620                 36-2495346
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(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             File Number)           Identification No.)


         251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS        75038
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              (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:      (972) 717-0300
                                                    ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 19, 2005, Darling International Inc., a Delaware corporation (the "Darling"), Darling National LLC, a Delaware limited liability company and a wholly-owned subsidiary of Darling ("Darling LLC"), and National By-Products, LLC, an Iowa limited liability company ("NBP"), entered into an Asset Purchase Agreement (the "Purchase Agreement"), providing, among other things, that Darling LLC will acquire substantially all of the assets of NBP (the "Transaction").

         The aggregate consideration for the Transaction, which is subject to certain purchase price adjustments, will be $70.5 million in cash and an amount of Darling common stock, par value $0.01 per share ("Darling Common Stock"), equal to 20% of the outstanding shares of Darling Common Stock (the "Stock Consideration"), calculated on a fully diluted basis on the date the Transaction is consummated (the "Closing Date"). In addition to the consideration mentioned above, the Purchase Agreement also includes a provision for the conditional issuance of additional Darling Common Stock on the last day of the 13th full consecutive month following the Closing Date (the "True-Up Date") if the dollar value of the Stock Consideration is below $70.5 million, based upon the average per share closing price of the Darling Common Stock for the 90 calendar days prior to the True-Up Date. The shares of Darling Common Stock issuable in connection with the Transaction will be registered with the Securities and Exchange Commission on a Form S-4 registration statement.

         The proposed Transaction has been approved by the boards of directors of Darling and NBP and is expected to close in the first half of 2006, subject to approval by Darling's stockholders, NBP's unitholders, customary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions for similar transactions. The proposed Transaction described above will require the affirmative vote of the holders of a majority of the outstanding shares of Darling Common Stock. There can be no assurance that the Transaction will be consummated or, if consummated, as to the timing thereof.

         The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 2.1.

         On December 20, 2005, Darling issued a press release, which is filed as
Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Purchase Agreement.

         Darling will file a proxy statement/prospectus with the Securities and Exchange Commission (the "SEC") in connection with the proposed transaction. Investors and security holders are urged to read that document, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of that document (when it becomes available) and other documents filed by Darling with the SEC at the SEC's web site at www.sec.gov. The proxy statement/prospectus (when it becomes available) and the


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
other documents filed by Darling may also be obtained free from Darling by calling John Muse or Brad Phillips at (972) 717-0300.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

                  2.1 Asset Purchase Agreement, dated as of December 19, 2005, by and among Darling International Inc., Darling National LLC and National By-Products, LLC.

                  99.1 Press Release issued by Darling International Inc. on December 20, 2005.

                  99.2 Letter to Employees of Darling International Inc., dated as of December 20, 2005.

                  99.3     Investor Call Script.













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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DARLING INTERNATIONAL INC.

Date: December 20, 2005                 By: /s/ John O. Muse
                                            ----------------------------------
                                            John O. Muse
                                            Executive Vice President
                                            Finance and Administration
























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
                                  EXHIBIT LIST

2.1 Asset Purchase Agreement, dated as of December 19, 2005, by and among Darling International Inc., Darling National LLC and National By-Products, LLC.

99.1     Press Release issued by Darling International Inc. on December 19,
         2005.

99.2 Letter to Employees of Darling International Inc., dated as of December 20, 2005.

99.3     Investor Call Script.





























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